UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2024

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
As of November 1, 2024, North Haven Private Income Fund LLC ("we", the "Company" or the "Fund"), sold approximately 2,510,293 of the Company’s Class S units (the “Units”) for an aggregate offering price of approximately $47.6 million, reflecting a purchase price of $18.98 per unit (with the final number of Units being determined on November 27, 2024).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On November 29, 2024, the Company disclosed the below information.
Distribution:
On November 27, 2024, the Fund declared a distribution to unitholders of record in the amount of $0.1495 per unit, representing an annualized distribution yield of approximately 9.5%.
Annualized distribution yield is calculated by dividing the declared distribution by the prior month's net asset value and annualizing over 12 monthly periods.
The distribution will be payable on or around December 4, 2024 to unitholders of record as of November 29, 2024.
Company's Portfolio:
As of October 31, 2024, the Company had investments in 287 portfolio companies across 40 industries with an aggregate par value of approximately $6,912.5 million, which consisted of approximately 98.8% first lien debt investments, approximately 0.3% second lien debt investments and approximately 0.9% other securities, based on par value or, in the case of equity investments, cost. As of October 31, 2024, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of October 31, 2024, approximately 93.6% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 6.4% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.
During the period from October 1, 2024 through October 31, 2024, the Company had new investment commitments of approximately $80.2 million, approximately 76.9% of which were private senior secured loans and approximately 23.1% were in broadly syndicated loans, which the company primarily uses for cash management purposes.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of October 31, 2024:

Industry	Par or Cost ($ in millions)	% of Total
Software	$1,462.0	21.2%
Insurance Services	747.0	10.8
Commercial Services & Supplies	656.1	9.5
Health Care Providers & Services	422.1	6.1
Diversified Consumer Services	392.1	5.7
IT Services	340.2	4.9
Professional Services	264.7	3.8
Financial Services	246.5	3.6
Distributors	204.8	3.0
Electronic Equipment, Instruments & Components	197.1	2.9
Other	1,979.9	28.5
Total	$6,912.5	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of October 31, 2024:

Issuer	Par or Cost ($ in millions)	% of Total
World Insurance Associates, LLC	$120.6	1.7%
Integrity Marketing Acquisition, LLC	114.7	1.7
Pareto Health Intermediate Holdings, Inc.	102.0	1.5
VRC Companies, LLC	99.1	1.4
Apex Service Partners, LLC	95.2	1.4
Formstack Acquisition Co.	93.4	1.4
Diligent Corporation	91.0	1.3
Everbridge Holdings, LLC	90.0	1.3
Granicus, Inc	85.9	1.2
MRI Software, LLC	81.9	1.2
Other	5,938.7	85.9
Total	$6,912.5	100.0%

Net Asset Value:
As of October 31, 2024, the Company's aggregate net asset value is estimated to be approximately $3,197.2 million. As of October 31, 2024, the Company had approximately $2,649.8 million of debt outstanding (at principal). This estimate of the Company's aggregate net asset value did not and will not undergo the Company's customary quarter-end financial closing procedures and may differ materially from future estimates of net asset value or net asset value determinations, including the determination as of December 31, 2024, which will undergo the Company’s customary quarter-end financial closing procedures.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2024	North Haven Private Income Fund LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer